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Exhibit 10.9                 Employment Agreement


                             EMPLOYMENT AGREEMENT


          This Employment Agreement ("Agreement") is entered into and made effective as of January 16, 1998, by and among TravelMax International, Inc. ("Employer" or "TMI"), a California corporation, and Larry Michaels ("Employee").

                                   RECITALS

          WHEREAS, Employer, Employee and certain other parties entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated January 5, 1998, with respect to the acquisition of certain assets related to the business of establishing independent travel agents in their home-based travel businesses (the "Business");

          WHEREAS, pursuant to the Asset Purchase Agreement, Employee has agreed to enter into an employment agreement with Employer;

          WHEREAS, Employer is desirous of hiring Employee as one of its key employees;

          WHEREAS, Employee is willing to accept employment as an employee of Employer; and

          WHEREAS, the parties hereto desire to set forth herein the responsibilities of Employee and the expectations of Employer;

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

                                   AGREEMENT

          1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions set forth in this Agreement.

          2. TERM OF EMPLOYMENT. The employment of Employee pursuant to the terms of this Agreement shall commence as of January 16, 1998, and shall continue for a period of two (2) years, unless sooner terminated pursuant to the provisions hereof.

          3.  DUTIES.

          3.1. BASIC DUTIES. Subject to the direction and control of the Board of Directors of Employer, Employee shall serve as a Senior
Vice-President and shall fulfill all duties and obligations of such office.


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          3.2.  OTHER DUTIES OF EMPLOYEE.  In addition to the foregoing,
Employee shall perform such other or different duties related to those set forth in Paragraph 3.1 as may be assigned to him from time to time by Employer; PROVIDED, HOWEVER, that any such additional assignment shall be at a level of responsibility commensurate with that set forth in Paragraph 3.1 and PROVIDED, FURTHER, that Employee may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or entities that in the sole and absolute judgment of Employer will not present any conflict of interest with Employer or any of its operations or adversely affect the performance of Employee's duties pursuant to this Agreement.

          3.3. PLACE OF PERFORMANCE OF DUTIES. The services of Employee shall be performed at Employer's place of business and at such other locations as shall be designated from time to time by Employer.

          4. COMPENSATION AND METHOD OF PAYMENT.

          4.1 TOTAL COMPENSATION. As compensation under this Agreement, Employer shall pay and Employee shall accept the following:

          (1) For each year of this Agreement, measured from the effective date hereof, base compensation of one hundred thousand dollars ($100,000) per year, with such upward adjustments as may be approved from time to time by the Board of Directors of Employer. Such adjustments may be based on the performance of Employer, the value of Employee to Employer or any other factors considered relevant by Employer.

          (2) Reimbursement of such discretionary expenses as are reasonable and necessary, in the judgment of the Board of Directors, for Employee's performance of his responsibilities under this Agreement. Such reimbursement of expenses shall include the reasonable, in the judgment of both Employer and Employee, expenses of moving Employee and his family to Florida in connection with his work as an Employee.

          (3) Participation in Employer's employee fringe benefit programs in effect from time to time for employees at comparable levels of responsibility. Participation will be in accordance with any applicable policies adopted by Employer. Employee shall be entitled to vacations, absences for illness, and to similar benefits of employment, and shall be subject to such policies and procedures as may be adopted by Employer.

          (4) A number of shares of the Common Stock (the "TMI Stock) of TravelMax International Inc., a Utah corporation which owns 100% of the issued and outstanding shares of common stock of Employer, equal in value to $50,000, as measured on the basis of the average mean between the daily closing bid and asked prices in the over-the-counter market of the TMI Stock for each day in the five business day period ending on January 15, 1998.

          4.2 PAYMENT OF COMPENSATION. Employer shall pay the compensation provided for in Section 4.1 hereof as follows:


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          (1) Employer shall pay the base compensation in cash semi-monthly in twenty-four equal installments or in accordance with Employer's payroll practices for all its employees, but in no event less frequently than monthly.

          (2) Employer shall pay in cash the reimbursement of such discretionary expenses provided in Section 4.1(2) hereof.

          (3) Employer shall deliver the TMI Common Stock upon the execution of this Agreement by Employer and Employee.

          5.  TERMINATION OF AGREEMENT.

          5.1. BY NOTICE. This Agreement, and the employment of Employee hereunder, may be terminated by Employee or Employer upon ninety (90) days' written notice of termination.

          5.2. OTHER TERMINATION. This Agreement, and the employment of Employee hereunder, shall terminate immediately upon the occurrence of any one of the following events:

          (1)  The death or mental or physical incapacity of Employee.

          (2) The loss by Employee of legal capacity (other than as described in Section 5.2(1) hereof).

          (3) The failure by Employee to devote substantially all of his available professional time to the business of Employer or the wilful and habitual neglect of duties.

          (4) The willful engaging by Employee in an act of dishonesty constituting a felony under the laws of the state in which Employer's principal place of business is located, resulting or intending to result in gain or personal enrichment at the expense of Employer or to the detriment of Employer's business and to which Employee is not legally entitled.

          (5) The continued incapacity in excess of sixty (60) days on the part of Employee to perform his duties, unless waived by Employer.

          (6)  The mutual written agreement of Employee and Employer.

          (7)  The expiration of the term of this Agreement.

          (8)  Employee's breach of this Agreement.

          5.3 TERMINATION WITHOUT CAUSE. If Employer terminates Employee without any cause whatever and in breach of this Agreement, and Employee has not breached this Agreement in any manner, then any unpaid compensation for the remaining term of this Agreement shall be paid to Employee within ninety days of such termination or at such time as may be agreed by Employer and Employee.


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          5.4.  REMEDIES.  No termination of the employment of Employee pursuant to the terms of this Agreement shall prejudice any other remedy to which any party to this Agreement may be entitled either at law, in equity, or under this Agreement.

          6.   PROPERTY RIGHTS AND OBLIGATIONS OF EMPLOYEE.

          6.1. TRADE SECRETS. For purposes of this Agreement, "trade secrets" shall include without limitation any and all financial, cost and pricing information and any and all information contained in any drawings, designs, plans, proposals, customer lists, records of any kind, data, formulas, specifications, concepts or ideas, where such information is reasonably related to the business of Employer and has not previously been publicly released by duly authorized representatives of Employer or Parent or otherwise lawfully entered the public domain.

          6.2. PRESERVATION OF TRADE SECRETS. Employee will preserve as confidential all trade secrets pertaining to Employer's business that have been or may be obtained or learned by him by reason of his employment or otherwise. Employee will not, without the written consent of Employer, either use for his own benefit or purposes or disclose or permit disclosure to any third parties, either during the term of his employment hereunder or thereafter (except as required in fulfilling the duties of his employment), any trade secret connected with the business of Employer.

          6.3. TRADE SECRETS OF OTHERS. Employee agrees that he will not disclose to Employer or induce Employer to use any trade secrets belonging to any third party.

          6.4. PROPERTY OF EMPLOYER. Employee agrees that all documents, reports, files, analyses, drawings, designs, tools, equipment, plans (including, without limitation, marketing and sales plans), proposals, customer lists, computer software or hardware, and similar materials that are made by him or come into his possession by reason of his employment with Employer are the property of Employer and shall not be used by him in any way adverse to Employer's interests. Employee will not allow any such documents or things, or any copies, reproductions or summaries thereof to be delivered to or used by any third party without the specific consent of Employer. Employee agrees to deliver to the Board of Directors of Employer or its designee, upon demand, and in any event upon the termination of Employee's employment, all of such documents and things which are in Employee's possession or under his control.

     6.5  NON-COMPETITION BY EMPLOYEE.

          6.5.1 General. Employee agrees during the two years following the termination of his Employment, not to actively recruit, engage in passive hiring efforts, solicit or induce any person or entity who, during such two-year period, or within one (1) year prior to the termination of Employee's employment with Employer, was an employee, agent, representative or sales person of Employer or any of its affiliates ("Employer Group") to leave or cease his employment or other relationship with Employer Group for any reason whatsoever or hire or engage the services of such person for Employee in any business substantially similar to or competitive with that in which Employer Group was engaged during the Employee's employment.


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          6.5.2 Non-Solicitation of Customers. Employee acknowledges that in the course of his employment, he will learn about Employer Group's business, services, materials, programs and products and the manner in which they are developed, marketed, served and provided. Employee knows and acknowledges that Employer Group has invested considerable time and money in developing its programs, agreements, offices, representatives, services, products and marketing techniques and that they are unique and original. Employee further acknowledges that Employer Group must keep secret all pertinent information divulged to Employee about Employer Group business concepts, ideas, programs, plans and processes, so as not to aid Employer Group's competitors. Accordingly, Employer Group is entitled to the following protection, which Employee agrees is reasonable:

     Employee agrees that for a period of two (2) years following the termination of his employment, he will not, on his own behalf or on behalf of any person, firm, partnership, association, corporation, or other business organization, entity or enterprise, knowingly solicit, call upon, or initiate communication or contact with any person or entity or any representative of any person or entity, with whom Employee had contact during his employment, with a view to the sale or the providing of any product, equipment or service sold or provided or under development by Employer Group during the period of two (2) years immediately preceding the date of Employee's termination. The restrictions set forth in this section shall apply only to persons or entities with whom Employee had actual contact during the two (2) years prior to termination of his employment with a view toward the sale or providing of any product, equipment or service sold or provided or under development by Employer Group.

     6.5.3 Non-Competition. Employee acknowledges that he will be a significant person in Employer Group's business who is in possession of selective and specialized skills, learning abilities, customer contacts, and customer information as a result of his relationship with Employer Group and prior experience, and agrees that Employer Group has a substantial business interest in the covenant described below. Employee, therefore, agrees for a period of two (2) years from the termination of his employment, not to, either directly, whether as an employee, sole proprietor, partner shareholder, joint venture or the like, in the same or similar capacity in which he worked for Employer Group, compete with Employer Group in business activities substantially similar to those in which Employee was engaged on behalf of Employer Group. The territory in which this non-competition covenant shall apply will be limited to the area commensurate with the territory in which Employee marketed, sold or provided products or services for Employer Group during the two years preceding termination of Employment.

     "Business activities," as described in this paragraph, shall, in particular, include provision of any products or services which represent the kind of product or services Employee was engaged in selling, providing, servicing or working with for Employer Group as an employee of Employer Group.

          6.6 SURVIVAL PROVISIONS AND CERTAIN REMEDIES. Unless otherwise agreed to in writing between the parties hereto, the provisions of this
Section 6 shall survive the termination of this Agreement. The covenants in this Section 6 shall be construed as separate covenants and to the extent any covenant shall be judicially unenforceable, it shall not affect the enforcement of any other covenant. In the event Employee breaches any of the provisions of this Section 6, Employee agrees that Employer shall be entitled to injunctive relief in addition to any other remedy to which Employer may be entitled.


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          6.7   SECURITIES WARRANTIES.  With respect to the TMI Common Stock,
Employee hereby represents and warrants to TMI that:

     (a) The TMI Common Stock which may be acquired for the account of Employee and not with a view to sale in connection with any distribution of the TMI Common Stock;

     (b) Employee is acquiring the TMI Common Stock hereunder without having received any form of general solicitation or general advertising;

     (c) Employee or his representative, if any, has been provided with, or given reasonable access to, full and fair disclosure of all material information concerning TMI;

     (d) Employee has a preexisting personal or business relationship with TMI or certain of its officers, directors or controlling persons, or by reason of his business or financial experience, Employee can reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

     (e) Employee understands and hereby acknowledges that the TMI Common Stock will be issued pursuant to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the TMI Common Stock may bear a legend in a form satisfactory to counsel for TMI; in part, TMI's reliance upon such exemptions is based on the representations and warranties made by Employee in this Section 6.7;

     (f) Employee agrees that the certificates to be issued in respect of the TMI Common Stock may bear a legend in a form satisfactory to counsel for TMI reflecting the status of the TMI Common Stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for TMI may be instructed to restrict the transfer of the TMI Common Stock, in accordance with such legend and any other restrictions provided in this Agreement;

     (g) Employee hereby agrees that: (i) he will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the TMI Common Stock, except pursuant to the terms of this Agreement; and (ii) to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Commission or an opinion of counsel satisfactory to TMI that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and in California, pursuant to an opinion of counsel satisfactory to TMI that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and does not in any way violate the terms of this Agreement; and

     (h) Employee hereby acknowledges that: (i) the shares of TMI Common Stock referred to herein are being acquired after adequate investigation of the business plan and prospects of TMI; (ii) Employee is not relying upon the accuracy of any predictions as to the future prospects or developments of TMI or its business and is well informed as to the business of TMI and has reviewed its operations and financial statements; (iii) Employee or his professional advisors has discussed the financial condition and business operations of TMI with the officers and directors of TMI and has been afforded the opportunity to ask questions with respect thereto; and (iv) Employee specifically acknowledges that the shares of TMI Common Stock are speculative and


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involve a very high degree of risk and that there can be no assurance that
TMI will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders.

          7.   GENERAL PROVISIONS.

          7.1. NOTICES. Any notices or other communications required or permitted to be given hereunder shall be given sufficiently only if in writing and served personally or sent by certified mail, postage prepaid and return receipt requested, addressed as follows:

     If to Employer:          TravelMax International, Inc.
                                    2701 West Oakland Park Boulevard
                                    Fort Lauderdale, Florida
                                    Attn: Joseph Ewart
                                    tel: 954-453-3400
                                    fax: 954-453-6557

     If to Employee:          Larry Michaels
                                    1820 East First Street
                                    Santa Ana, California 92705
                                    Tel: 714-667-2610
                                    Fax: 714-667-2632

However, either party may change his/its address for purposes of this Agreement by giving written notice of such change to the other party in accordance with this Paragraph 7.1. Notices delivered personally shall be deemed effective as of the day delivered and notices delivered by mail shall be deemed effective as of three days after mailing (excluding weekends and federal holidays).

          7.2. CHOICE OF LAW AND FORUM. Except as expressly provided otherwise in this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any dispute arising under this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of California and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of California as agent for service of process for all purposes provided herein.

          7.3. ENTIRE AGREEMENT; MODIFICATION AND WAIVER. This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all covenants and agreements between the parties relating to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only if it is in writing signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not


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similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

          7.4. ASSIGNMENT. Because of the personal nature of the services to be rendered hereunder, this Agreement may not be assigned in whole or in part by Employee without the prior written consent of Employer. However, subject to the foregoing limitation, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

          7.5. SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable, or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering any such provision inoperative, unenforceable, or invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

          7.6  CORPORATE AUTHORITY.   Employer represents and warrants as of
the date hereof that Employer's execution and delivery of this Agreement to Employee and the carrying out of the provisions hereof have been duly authorized by Employer's Board of Directors and authorized by Employer's shareholders and further represents and warrants that neither the execution and delivery of this Agreement, nor the compliance with the terms and provisions thereof by Employer will result in the breach of any state regulation, administrative or court order, nor will such compliance conflict with, or result in the breach of, any of the terms or conditions of Employer's Articles of Incorporation or Bylaws, as amended, or any agreement or other instrument to which Employer is a party, or by which Employer is or may be bound, or constitute an event of default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

          7.7. ATTORNEYS' FEES. In any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the courts pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred by such successful party or parties (including, without limitation, such costs, expenses, and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceedings, such costs, expenses, and attorneys' fees shall be included as part of such judgment.

          7.8. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.9. HEADINGS AND CAPTIONS. Headings and captions are included for purposes of convenience only and are not a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above at Newport Beach, California.


                              "Employer"


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                              TRAVELMAX INTERNATIONAL, INC.
                                  a California corporation


                              By: /s/ Joseph Ewart
                                  ----------------
                              Joseph Ewart, Vice-President

                              "Employee"


                                  /s/ Larry Michaels
                                  ------------------
                                  Larry Michaels





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